CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Information about the Portfolios- Other Service Providers," "Information about the Portfolios-Experts" and "Appendix K- Financial Highlights" in the Prospectus/Proxy Statement, and to the use of our report dated December 21, 2007 which is incorporated by reference in this Registration Statement (Form N-14 No. 811-04791) of AllianceBernstein Municipal Income Fund, Inc. - AllianceBernstein California Portfolio and AllianceBernstein Insured California Portfolio (to be known as AllianceBernstein California Portfolio II effective December 1, 2008).



                                                       ERNST & YOUNG LLP



New York, New York
October 6, 2008